Exhibit 10.5

FATHOM REALTY GROUP INC.

CONTRIBUTION AND EXCHANGE AGREEMENT

This CONTRIBUTION AND EXCHANGE AGREEMENT (this “Agreement”) is dated as of August 31, 2018, by and between Fathom Realty Holdings LLC, a Texas limited liability company (the “Company”), and the shareholders of Fathom Realty Group Inc., a Texas corporation (“Fathom California”), party hereto (the “Shareholders”).

RECITALS

WHEREAS, subject to the terms and conditions set forth herein, each Shareholder desires to receive additional Voting Common Units of the Company (the “Exchanged Units”) in the amount(s) set forth with respect to such Shareholder on Exhibit A attached hereto in exchange for contributing, assigning, conveying, transferring and delivering to the Company, all of the shares of capital stock of Fathom California owned by such Shareholder as set forth on Exhibit A hereto (the “Contributed Shares”), such exchange intended to qualify as a tax-free exchange under Section 721 of the Internal Revenue Code;

WHEREAS, the Exchanged Units are issued pursuant to that certain Amended and Restated Company Agreement of the Company dated effective as of September 22, 2014, as amended (the “Operating Agreement”); and

WHEREAS, in exchange for the Contributed Shares, the Company desires to issue to each Shareholder the Exchanged Units set forth beside each Shareholder’s name on Exhibit A attached hereto.

NOW THEREFORE, in consideration of the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Company and each Shareholder hereby agree as set forth below.

Section 1. Agreement to Exchange Securities. Subject to the provisions of this Agreement, (a) each Shareholder agrees to contribute, assign, convey, transfer and deliver to the Company such Shareholder’s Contributed Shares as set forth on Exhibit A, and (b) in consideration for the contribution of such Shareholder’s Contributed Shares, the Company agrees to issue, exchange and deliver to each Shareholder such Shareholder’s Exchanged Units as set forth on Exhibit A.

Section 2. Closing. The delivery to the Shareholders of the Exchanged Units in exchange for the Contributed Shares shall take place at a closing (the “Closing”) on the date hereof at the offices of Wyrick Robbins Yates & Ponton LLP.

(a)          On or prior to the Closing, each Shareholder shall deliver to the Company:

(i)          a counterpart to this Agreement duly executed by such Shareholder;

(ii)         a spousal consent duly executed by the spouse of such Shareholder, if applicable; and

(iii)        one or more certificates representing the number of Contributed Shares set forth on Exhibit A attached hereto with respect to such Shareholder duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank, sufficient in form and substance to convey to the Company title to such Shareholder’s Contributed Shares (or an affidavit of lost certificate with respect to such Contributed Shares in form and substance reasonably satisfactory to the Company).

(b)          On or prior to the Closing, the Company will deliver to each Shareholder a counterpart to this Agreement duly executed by the Company.

Section 3. Acknowledgement of Termination of Rights. The Shareholders hereby acknowledge and agree that upon receipt of the Exchanged Units all rights to any shares of Fathom California’s capital stock and any agreements related thereto will be terminated.

Section 4. Representations and Warranties of the Shareholders. Each Shareholder represents and warrants to the Company as follows:

(a)          Each Shareholder has all requisite power, authority and legal capacity to execute and deliver this Agreement and to perform such Shareholder’s obligations under this Agreement. None of the execution, delivery or performance by such Shareholder of this Agreement shall conflict with or violate any agreement, document, instrument or certificate to which such Shareholder is a party or by which such Shareholder is bound. None of the execution, delivery or performance by such Shareholder of this Agreement shall require the consent of, a waiver by or notification to any third party that has not been obtained or given.

(b)          Each Shareholder has good and valid title to the Contributed Shares, free and clear of any and all liens, claims, encumbrances and rights of all others whomsoever.

(c)          Each Shareholder understands that the Exchanged Units may not be sold, transferred or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Exchanged Units or an available exemption from registration under the 1933 Act, the Exchanged Units must be held indefinitely. In particular, each Shareholder is aware that the Exchanged Units may not be sold pursuant to Rule 144 promulgated under the 1933 Act unless all of the conditions of that Rule are met. Each Shareholder understands that no public market now exists for any of the securities issued by the Company and that there is no assurance that a public market will ever exist for the Exchanged Units.

Section 5. Representations and Warranties of the Company. The Company hereby represents and warrants to the Shareholders as follows:

(a)          The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, including the issuance of the Exchanged Units pursuant to the Operating Agreement. None of the execution, delivery or performance by the Company of this Agreement shall conflict with or violate any agreement, document, instrument or certificate to which the Company is a party or by which the Company is bound. None of the execution, delivery or performance by the Company of this Agreement shall require the consent of, a waiver by or notification to any third party that has not been obtained or given.

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(b)          All of the Exchanged Units to be issued to each Shareholder under this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized and validly issued, and free and clear of any and all liens, claims, encumbrances and rights of all others whomsoever, except as set forth in the Operating Agreement.

Section 4. Survival. All of the representations, warranties and agreements of the Shareholders set forth herein shall survive the execution and delivery of this Agreement.

Section 5. Transfer Provisions. The Shareholders and Company agree that the Shareholders will be subject to certain restrictions on their ability to transfer their respective Exchanged Units, each as described in the Operating Agreement. All transferees of Exchanged Units or any interest therein will receive and hold such Exchanged Units or interest subject to the provisions of this Agreement and the Operating Agreement. Any sale or transfer of the Exchanged Units shall be void unless the provisions of this Agreement are met.

Section 6. Assignment; Binding Effect; Third-Party Beneficiaries. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Each of the Company’s affiliates is a third-party beneficiary under this Agreement. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement (other than as set forth in the immediately preceding sentence), express or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 7. Entire Agreement. This Agreement and the Operating Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings (oral and written) among the parties with respect thereto.

Section 8. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or otherwise affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

FATHOM REALTY HOLDINGS LLC

By:	/s/ Joshua Harley
Joshua Harley, Manager

[Signature Page to Contribution and Exchange Agreement]

SHAREHOLDERS:

/s/ Joshua Harley
Joshua Harley

/s/ Glenn Sampson
Glenn Sampson

[Signature Page to Contribution and Exchange Agreement]

Exhibit A

Contributed Shares

Shareholder	Common Stock of Fathom California
Joshua Harley	750
Glenn Sampson	250

Exchanged Units

Shareholder	Voting Common Units of the Company
Joshua Harley	1,157,660
Glenn Sampson	385,887

SPOUSAL CONSENT

The undersigned, being the spouse of Joshua Harley, who is a party to that certain Contribution and Exchange Agreement dated August 31, 2018 (the “Contribution Agreement”), by and among certain shareholders of Fathom Realty Group Inc., a California corporation (the “Company”), and Fathom Realty Holdings LLC, a Texas limited liability company, hereby consents to (i) the execution of the Contribution Agreement by his or her spouse, (ii) any agreements, consents and transactions contemplated thereunder to which his or her spouse is a party or signatory, and (iii) the performance by his or her spouse of such obligations under the Contribution Agreement.

Further, the undersigned hereby acknowledges the existence of the Contribution Agreement and his or her agreement to bind to the terms of the Contribution Agreement his or her community property and/or quasi-community property interest, if any, in any of the membership interests in the Company owned by his or her spouse; provided, however, that nothing contained in this provision is intended to, nor shall be deemed to, confer or create any community property and/or quasi-community property interest in such membership interests upon the undersigned.

Dated August 31, 2018

Melissa Harley
[Spouse's Name]

/s/ Melissa Harley
[Spouse Signature]

Address:	3608 Bahama Dr.
Plano, TX 75074